UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 2

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2012

HERSHA HOSPITALITY TRUST
(Exact name of registrant as specified in its charter)

Maryland	001-14765	251811499
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44 Hersha Drive
Harrisburg, Pennsylvania 17102
 (Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (717) 236-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On June 18, 2012, a subsidiary of Hersha Hospitality Limited Partnership (“HHLP”), the operating partnership of Hersha Hospitality Trust (“Hersha”), acquired from its unaffiliated joint venture partner (i) the remaining 50% membership interest it did not previously own in Metro 29th Street Associates, LLC, the lessee of the 228-room Holiday Inn Express located at 232 West 29th Street, New York, NY (the “Holiday Inn Express 29th Street”), and (ii) the remaining 50% membership interest it did not previously own in Metro 29th Sublessee, LLC, the sublessee of the Holiday Inn 29th Street.

Hersha reported the acquisition of the Holiday Inn Express 29th Street in a Current Report on Form 8-K filed on June 22, 2012, which was subsequently amended and restated by a Current Report on Form 8-K/A filed on August 30, 2012.

This Amendment No. 2 to the foregoing Current Reports is being filed to provide certain additional pro forma financial information regarding the acquisitions described therein.

Item 9.01.  Financial Statements and Exhibits

(b)	Pro Forma Financial Information

See Exhibit 99.1 which contains the unaudited pro forma consolidated statement of operations for Hersha for the year ended December 31, 2012, which is presented as of the acquisition of Hersha’s interest in the Holiday Inn Express 29th Street had been consummated as of January 1, 2012.  Such pro forma financial information is incorporated by reference herein.

(d)	Exhibits

Exhibit 99.1	Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2012 for Hersha.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HERSHA HOSPITALITY TRUST

Date: February 25, 2013	By:	/s/ Michael R. Gillespie
Michael R. Gillespie
Chief Accounting Officer